UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 15, 2008

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	002-76219-NY	87-0564472
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		I.D. Number)

112 N Curry Street, Carson City, Nevada 89703-4934
(Address of principal executive offices)

(702) 989-9735
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Section 8.                      Other Events

The Board of Directors authorized the President and Chief Executive Officer to enter into a contract with Miranda & Associates, A Professional Accountancy Corporation. The terms of the contract are to engage the services of Robert J. Miranda, CPA, as Chief Financial Officer of Victory Energy Corporation. This contract is effective as of November 15, 2008 and will continue until terminated by either party.

Robert Miranda has more than 35 years of professional experience in the areas of auditing, accounting, mergers and acquisitions, strategy, and internal controls with private and public companies. His prior experience includes five years with KPMG’s audit practice, fifteen years as founder/CEO of a regional CPA firm, five years as a national director of Deloitte & Touche, and five years with Jefferson Wells, an international consultancy.

Presently, Mr. Miranda serves as Managing Director of Miranda & Associates, a southern California based accounting and management consulting firm. Mr. Miranda’s industry experience includes manufacturing, aerospace, defense, healthcare, distribution, financial services, and international trade. He is a graduate of the University of Southern California (USC) and has a certificate from the Owner/President Management program at the Harvard Business School. He is a certified public accountant, currently licensed to practice in California.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: November 15, 2008	By:	/s/ Jon Fullenkamp
Jon Fullenkamp
Chairman and CEO